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                                                                     EXHIBIT 14



                          INDEMNIFICATION AGREEMENT


         THIS AGREEMENT, dated as of the ___ day of _______, ____, is made by and between Donnelley Enterprise Solutions Incorporated, a Delaware corporation having its principal place of business in the State of Illinois (the "Company") and ________________ (the "Indemnitee"), a resident of the state of __________.

         WHEREAS, it is essential to the Company to retain and attract the most capable persons available as officers and directors; and

         WHEREAS, Indemnitee is currently serving as the _________________ of the Company (the "Positions"); and

         WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against officers and directors of corporations, as a result of which competent and experienced persons have become more reluctant to serve in such positions, and as a result of which creative management and decision making has been deterred; and

         WHEREAS, the provision of indemnification will assist the Company in attracting and retaining the most skilled and competent officers and directors; and

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in order to enable Indemnitee to continue to provide service to the Company in an effective manner, the Company wishes to provide in this Agreement for the indemnification of the Indemnitee and for the advancing of expenses to Indemnitee, in each case to the full extent permitted by law and as set forth in this Agreement.

         NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee agree as follows:

        1. Agreement to Serve. Indemnitee will continue to serve faithfully and to the best of his/her ability in the Positions, at the will of the Company or pursuant to the terms of any separate agreement which may exist, so long as he is duly elected or appointed and qualified or until such time as he/she tenders his/her resignation in writing.

        2. Right to Indemnification. In the event Indemnitee was or is made a party or was or is threatened to be made a party to or was or is involved in or called as a witness in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeal therefrom (hereinafter, collectively a "proceeding"), by reason of the fact that he was, is or had agreed to become a director, officer, employee, agent, fiduciary or Delegate
(as defined herein) of the Company, Indemnitee shall be indemnified and held harmless by the Company to the fullest extent permitted under the Delaware General Corporation Law (the "DGCL"), as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader
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indemnification rights than the DGCL permitted the corporation to provide prior to such amendment) against all expenses (including, but not limited to, attorneys' fees and expenses of litigation) and all liabilities and losses (including, but not limited to, judgments; fines; liabilities under ERISA for damages; excise taxes or penalties; damages, fines or penalties arising out of violation of any law related to the protection of the public health, welfare or the environment; and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith; provided, that except as provided in Section 4 hereof, the Company shall indemnify any such person seeking indemnity in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

         For purposes of this Agreement, a "Delegate" is any person serving at the request of the corporation as a director, officer, trustee, fiduciary, partner, employee or agent of an entity or enterprise other than the corporation (including, but not limited to, service with respect to employee benefit plans and trusts).

        3. Expenses. Expenses, including attorneys' fees, incurred by Indemnitee in defending or otherwise being involved in a proceeding shall be paid by the corporation in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company; provided, that in connection with a proceeding (or part thereof) initiated by Indemnitee, except as provided in Section 4 hereof, the Company shall pay such expenses in advance of the final disposition only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The Undertaking shall provide that if Indemnitee has commenced proceedings in a court of competent jurisdiction to secure a determination that he/she should be indemnified by the Company, he/she shall not be obligated to repay the Company during the pendency of such proceeding.

        4. Protection of Rights. If a claim under Section 2 or any agreement ("Other Agreement") providing indemnification to Indemnitee is not promptly paid in full by the Company after a written claim has been received by the Company or if expenses pursuant to Section 3 or an Other Agreement have not been promptly advanced after a written request for such advancement accompanied by the Undertaking has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim or the advancement of expenses. If successful, in whole or in part, in such suit Indemnitee shall also be entitled to be paid the reasonable expense thereof. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required Undertaking has been tendered to the Company) that Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination that indemnification of





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Indemnitee is proper in the circumstances because he/she has met the applicable standard of conduct required under the DGCL, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee had not met the applicable standard of conduct.

         If a Change of Control has occurred, Indemnitee upon making a claim under Section 2 or seeking to avoid repayment to the Company pursuant to an Undertaking under Section 3 shall have (i) the right, but not the obligation, to have a determination made by independent legal counsel, at the expense of the Company, as to whether indemnification of the claimant is proper because he/she has met the applicable standard of conduct required under the DGCL; and
(ii) shall have the right to select as independent legal counsel for such purpose any law firm as designated (or within a category designated) for such purpose in a resolution adopted by the Board of Directors of the Company prior to the Change of Control and in full force and effect immediately prior to the Change of Control (or if no such law firm has been so designated by the Board of Directors, any law firm selected by such Indemnitee provided that such firm has an AV rating by Martindale Hubbell). If a determination has been made in accordance with the preceding sentence, no determination inconsistent therewith by other legal counsel, by the Board of Directors, or by stockholders shall be of any force or effect, provided however, that Indemnitee shall maintain all rights granted hereby to bring an action as specified in the preceding paragraph.

         A "Change of Control" shall be deemed to have occurred if (i) individuals who as of _________, ____ constitute the Board of Directors of the Company (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of the Company, or (ii) there is a merger, consolidation or reorganization ("Merger") of the Company in which the Company is not the surviving entity (the "Survivor") and at any time following such Merger, Incumbent Directors do not constitute a majority of the Board of Directors of the Survivor; provided that any individual who becomes a director after May 6, 1998 whose election, or nomination for election by the Company's stockholders was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be deemed to be an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest (as such term is used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended) relating to the election of the directors of the Company.

        5. No Presumption. For purposes of this Agreement, the termination of any proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification or contribution is not permitted by applicable law.





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        6.  Non-Exclusivity of Rights.  The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Company's Certificate of Incorporation or By-Laws, insurance policy, other agreement, vote of stockholders or directors or otherwise.

        7. Subrogation. In the event of any payment under this Agreement to Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

        8. Amendment; Waiver. No provision of this Agreement may be amended or modified except with the consent in writing of Indemnitee and the Company, nor may any provision of this Agreement be waived except in writing by the party granting such waiver. A waiver of any provision hereof shall not be deemed a waiver of any other provision hereof. Failure of either of the parties hereto to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision hereof.

        9. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any proceeding to the extent Indemnitee has otherwise actually received payment under any insurance policy, statute, provision of the Company's Certificate of Incorporation or By-Laws, other agreement, vote of stockholders or directors or otherwise of the amounts otherwise indemnifiable.

       10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns (including, without limitation, any successor by purchase, merger, consolidation, reorganization or otherwise to all or substantially all of the business and/or assets of the Company) and their spouses, heirs, and personal and legal representatives.

       11. Term. The provisions of this Agreement shall be applicable to all proceedings, regardless of when commenced and regardless of whether relating to events, acts or omissions occurring before, on or after the date on which this Agreement becomes effective. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve in the Positions; provided, however, that notwithstanding any other provision hereof, the Company shall have no obligations hereunder with respect to liability, losses and expenses of any proceeding to the extent that such liability, losses and expenses relate to conduct of the Indemnitee which occurs after the earliest date on which Indemnitee no longer holds the Positions nor a position of a corporate officer or director of the Company or a President of any of the divisions of the Company.

       12. Severability. If this Agreement or any portion hereof shall be invalidated or held to be unenforceable, such invalidity or unenforceability shall not affect the other provisions





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hereof, and this Agreement shall be deemed to be modified to the minimum extent necessary to avoid such invalidity or unenforceability, and as so modified this Agreement and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

       13. Notice. All notices and other communications hereunder shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                 If to the Indemnitee:

                 ____________________
                 ____________________
                 ____________________

                 If to the Company:

                 Donnelley Enterprise Solutions Incorporated
                 161 North Clark Street
                 Suite 2400
                 Chicago, Illinois  60601
                 Attention:  Ms. Rhonda I. Kochlefl

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

       14. Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware, without regard to its choice of law principles.

       15. Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

       16. Counterparts. This agreement may be executed in multiple counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument originals.





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         IN WITNESS WHEREOF, Indemnitee and the Company, pursuant to the authorization of its Board of Directors, execute and approve this Agreement in all respects as to form and substance and make it fully effective as of the date first above written.


                                     ________________________________________
                                     Indemnitee


                                     DONNELLEY ENTERPRISE SOLUTIONS INCORPORATED



                                     By:_____________________________________
                                        Its:_________________________________





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